                                      EMPLOYMENT
                                         AND
                              NON-COMPETITION AGREEMENT

    THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (the "Agreement") is made effective as of the 14th day of August, 1997, by and between CHOICETEL COMMUNICATIONS, INC., a Minnesota corporation with offices at 9724 10th Avenue North, Plymouth, MN 55441 (the "Company"), and DUSTIN ELDER, a resident of Minnesota whose mailing address is 2745 Colfax Avenue South, Minneapolis, Minnesota ("Employee").

                                      RECITALS:

    WHEREAS, the Company has entered into an Agreement for Sale and Purchase of Assets by which it has agreed to purchase certain assets of Computer Assisted Technologies, Inc., a Wisconsin corporation ("CAT");

    WHEREAS, Employee has gained valuable experience and knowledge with respect to CAT's business as an officer, director, shareholder and/or employee of CAT;

    WHEREAS, Employee desires to commence his employment with the Company, and the Company desires to employ Employee, on the terms and conditions set forth below;

    WHEREAS, Employee and the Company acknowledge that it is in their best interests to establish formal severance arrangements for the benefit of Employee, in partial consideration for which Employee has agreed to observe certain nondisclosure and non-competition restrictions with respect to the Company, as set forth herein.

    NOW, THEREFORE, in consideration of the foregoing recital and the mutual promises and agreements contained in this Agreement, the parties agree as follows:

    1. EMPLOYMENT. The Company hereby employs Employee and appoints him a Vice President and Employee hereby accepts such employment with the Company, on the terms and conditions set forth in this Agreement. Employee hereby acknowledges and agrees that the Company has no obligation to retain Employee in such position during the term of this Agreement, and that it may place Employee in another position and/or reassign him different duties as the Board of Directors may determine in its sole discretion.

    2. TERM AND RENEWAL. Employee's employment by the Company shall commence under the terms hereof as of August 14, 1997, and shall continue until April 15, 1999, unless such employment is terminated earlier as provided herein. The term of this Agreement shall renew automatically for successive one (1) year terms unless a party gives notice to the other not less than thirty (30) days prior to the end of a term that this Agreement is not to be renewed, or unless this Agreement is otherwise terminated as provided herein.

    3. DUTIES. Employee agrees to perform faithfully and to the best of his abilities such duties as are reasonably assigned to him from time to time by the Company's Board of Directors. Employee agrees to devote his entire business time, and to apply his best efforts, energy and skills, to properly discharge the duties of such employment, to promote the Company's interests, and to participate in the active management of the Company while employed hereunder. Employee shall report directly to the Company's Board of Directors or to such other officer of the Company as the Board of Directors may determine in its sole discretion.

    4.   COMPENSATION.

    (a) Employee's compensation for the services performed under this Agreement and for Employee's covenants and agreements hereinafter set forth shall be a salary of Sixty-Five Thousand Dollars ($65,000) per year or Five Thousand Four Hundred Sixteen Dollars and Sixty-Six Cents ($5,416.66) per month. Employee's salary may be adjusted at the sole discretion of the Company's Board of Directors. In the event of Employee's termination of employment without cause as defined in Section 11 below, Employee shall be entitled to receive such salary through the term of this Agreement then in effect.

    (b) As additional compensation, Employee shall be entitled to the fringe benefits described in Paragraph 5 below and may, in the sole discretion of the Company's Board of Directors, receive such additional compensation, salary, bonus or other benefits as the Company's Board of Directors shall determine from time to time.

    (c) As additional compensation, Employee shall be entitled to an initial stock option to acquire up to 20,000 shares of the Company's common stock at an exercise price of $6.75 per share. In addition, so long as he remains employed hereunder or is terminated without cause, Employee shall be entitled to exercise successive stock options for 10,000 each during the three (3) years following the completion of the first year of employment hereunder all as set forth in the Incentive Stock Option Agreement attached hereto as Exhibit A. In the event of termination of employment without cause as defined in Section 11 below, Employee shall be entitled to exercise the balance of any unexercised options held by him at termination and to receive and exercise the stock options otherwise due to him on February 1, 1998, February 1, 1999 and February 1, 2000 even if he is no longer employed hereunder. Employee hereby acknowledges that the foregoing share amounts assume that the Company will have effected a two-for-one split of its common stock prior to the exercise of any such option. In the event such split does not occur, all share amounts will be reduced to reflect the Company's then existing capital structure.

    5. FRINGE BENEFITS. Employee shall have the right to participate in the fringe benefit plans generally provided by the Company to its officers, subject, however, to Employee's qualification for participation in such benefit plans pursuant to the terms and conditions under which such benefit plans are offered.

    6. VACATION. Employee shall be entitled during each calendar year in which this Agreement remains in effect such paid vacation time as the Company's Board of Directors shall determine in its sole discretion. Any vacation time not used during any such calendar year may not be carried forward to any succeeding calendar year and shall be forfeited. No vacation may be taken in advance. Employee shall not be entitled to receive any payment in cash for vacation time remaining unused at the end of any year or upon termination of this Agreement.

    7. NON-COMPETITION. The parties also acknowledge and agree that the Company's customer contacts and relations are established and maintained at great expense and that Employee, by virtue of his employment under this Agreement, will have unique and extensive exposure to, and personal contact with, the Company's customers and that Employee will be able to establish a unique relationship with those individuals that will enable him, both during and after employment, to unfairly compete with the Company. In consideration of the continued employment by the Company of Employee, and in consideration of the compensation and newly established severance arrangement provided to Employee by the Company under this Agreement, Employee agrees that he shall not do any of the following at any time during the term of this Agreement, nor, after he ceases to be employed by the Company, for a period of two (2) years with respect to subparagraphs (a) and (b), and for a period of five (5) years with respect to subparagraph (c):

    (a) directly or indirectly, become a stockholder, partner, member or other owner in any business or entity that is a business competitor of the Company, provided, however, that Employee shall not be prohibited from, and the foregoing restriction shall not apply to, Employee's ownership of less than a ten percent (10%) interest in any company whose shares of stock are traded in a recognized stock exchange or traded in the over-the-counter market; and/or

    (b) in any manner induce, attempt to induce or assist others to induce any customer, client, employee or other person or entity having a business or employment relationship with the Company to terminate such relationship, or do anything to interfere with the relationship of the Company with such person or entity.

    (c) communicate with any party with which the Company has a Site Agreement until six (6) months after the expiration of any such Agreement. Employee expressly agrees that in the event of a breach of the subparagraph (c), in addition to any other remedies provided hereunder or by law, the Company will be entitled to recover from Employee as liquidated damages, an amount equal to Five Thousand Dollars ($5,000) for each phone located on any site where a communication has been made in violation of this subparagraph (c).

    8. CONFIDENTIAL INFORMATION. The parties agree that the Company's customers, business connections, agreements, customer lists, procedures, operations, business software and computer programs and printouts, techniques, financial information and other aspects of the business are established at great expense and protected as confidential information and provide the Company with a substantial competitive advantage in conducting its business. The parties further agree that by virtue of Employee's employment with the Company, Employee will have access to, and be entrusted with, secret, confidential and proprietary information, and that the Company would suffer great loss and injury if Employee would disclose this information or use it to compete with the Company. Therefore, in consideration of the compensation and other benefits to be provided to Employee under this Agreement, including the severance arrangement established herein, Employee agrees that during the term of his employment, and for a period of one (1) year after the termination of Employee's employment with the Company, Employee shall not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, consultant or in any other capacity, use or disclose, or cause to be used or disclosed, any secret, confidential or proprietary information acquired by Employee during his employment with the Company, whether owned by the Company prior to or discovered and developed by the Company subsequent to Employee's employment, even though Employee may have participated in the discovery or development of such information.

    9. RELIEF FOR VIOLATIONS. Employee covenants and agrees that if he shall violate any of the covenants and agreements under Paragraph 7 and/or Paragraph 8 or both, the Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits which Employee directly or indirectly has realized and/or may realize as the result of, arising out of, or in connection with, any such violation. Employee acknowledges that an irreparable injury may result to the Company and its business in the event of a breach of Employee's covenants contained in Paragraph 7 and/or Paragraph 8 of this Agreement. Employee also acknowledges and agrees that the damages or injuries which the Company may sustain as a result of Employee's breach of Paragraphs 7 and/or Paragraph 8 of this Agreement are difficult to ascertain and money damages alone may not be an adequate remedy to the Company. Employee, therefore, agrees that if a controversy arises concerning the rights or obligations of a party under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance and the Company shall also be entitled to any injunctive relief necessary to prevent or restrain any violation by Employee or any persons directly or indirectly acting for or with Employee of the provisions of Paragraphs 7 and/or Paragraph 8 of this Agreement. Such remedies, however, shall be cumulative and non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

    10. REASONABLE RESTRICTIONS. Employee agrees that the terms and conditions of Paragraphs 7, 8 and 9 of this Agreement are reasonable and necessary for the protection of the Company's business, trade secrets and confidential information and to prevent damage or loss to the Company as the result of action taken by Employee. Employee acknowledges that the consideration provided for herein is sufficient to fully and adequately compensate Employee for agreeing to the restrictions set forth in Paragraphs 7, 8 and 9 of this Agreement. Employee acknowledges that he could continue to actively pursue his career and earn sufficient compensation in business without breaching any of the restrictions contained in this Agreement.

    11.  TERMINATION; SEVERANCE ARRANGEMENT.

    (a) Except as otherwise set forth herein, if either party desires to terminate Employee's employment with the Company, such party shall give written notice of termination to the other party not less than thirty (30) days prior to the effective date of termination.

    (b) In the event of any termination of Employee's employment with the Company except that "for cause" (as defined in Section 11(c) below), Employee shall be entitled to continue receiving the full compensation and benefits set forth in Section 4 above for a period of six (6) months following such termination. If such termination is occasioned by Employee's death or "disability," the continued compensation to which Employee is entitled shall be paid to Employee's estate or personal representative, as the case may be. For purposes of this Agreement, "disability" shall mean that Employee is unable to perform substantially all of his duties for a period of one (1) year or for a total of twelve (12) months in any two (2) year period.

    (c) The Company shall have the right to terminate the employment of Employee immediately "for cause" without notice upon the happening of any of the following events:

         (i) The breach by Employee of any provisions of Paragraph 7 or Paragraph 8 of this Agreement;

         (ii) The commission by Employee of any act of gross misconduct or malfeasance with respect to the Company or its business; or

         (iii) The conviction of Employee of a felony or misdemeanor which, in the reasonable judgment of the Company's Board of Directors, is likely to have a material adverse effect upon the business or reputation of Employee or the Company or which substantially impairs Employee's ability to perform his duties for the Company.

    (d) Upon notice of termination of employment or at any time thereafter as directed by the Company, Employee shall return to the Company any and all property of the Company in Employee's possession or control. The agreements of Employee pursuant to Paragraphs 7, 8, 9 and 10 shall survive the termination of employment under this Agreement.

    12. REIMBURSEMENT OF BUSINESS EXPENSES. The Company shall reimburse Employee for the amount of expenses reasonably and necessarily incurred by Employee in connection with the Company's business; provided, however, that no single expenditure in excess of $100 shall be made without the Company's prior approval. Employee shall submit an itemized accounting for all expenses for which reimbursement is sought at such time and in such detail as the Company shall reasonably require. The Company shall not be obligated to pay or reimburse expenses for which adequate documentation is not furnished in the manner directed by the Company.

    13. WAIVER. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

    14. SEVERABILITY. In the event any provision of this Agreement is held to be invalid or unenforceable for any reason whatsoever, such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable. FURTHERMORE, THE PARTIES SPECIFICALLY ACKNOWLEDGE THE ABOVE COVENANT NOT TO COMPETE AND COVENANT NOT TO DISCLOSE CONFIDENTIAL INFORMATION ARE SEPARATE AND INDEPENDENT AGREEMENTS.

    15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

    16. BENEFIT. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Company, its successors and assigns, and Employee, his heirs, beneficiaries and legal representatives. Employee's rights and obligations under this Agreement may not be delegated or assigned except as specifically set forth herein.

    17. NOTICES. Any notice to be given hereunder shall be deemed sufficient if addressed in writing, and delivered by registered or certified mail or delivered personally, in the case of the Company to its principal business office, and in the case of Employee, to his address appearing on the Company's records, or to such other address as he may designate in writing to the Company.

    18. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement and understanding between the parties hereto in reference to all of the matters herein agreed upon, and no representations, promises, agreements or understandings, whether written or oral, not herein contained shall be of any force or effect. This Agreement may only be amended by an agreement in writing signed by all of the parties hereto.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

EMPLOYEE                             COMPANY:

/S/ DUSTIN ELDER                     CHOICETEL COMMUNICATIONS, INC.
----------------------------            a Minnesota corporation
Dustin Elder
                                     BY: /S/ JACK KOHLER
                                        --------------------------------
                                     Name:  JACK KOHLER
                                        --------------------------------
                                     Title: VICE PRESIDENT AND
                                        --------------------------------
                                            CHIEF FINANCIAL OFFICER
                                        --------------------------------

                                      EXHIBIT A
                                STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT ("Agreement") is made as of the 14th day of August, 1997, between Choicetel Communications, Inc. ("Corporation"), a Minnesota corporation, and Dustin Elder ("Participant"), an employee of the Corporation.

         WHEREAS, the Corporation and Participant have entered into an Employment and Non-Competition Agreement dated as of August 14, 1997 (the "Employment Agreement"); and

         WHEREAS, the Board of Directors of the Corporation has determined that the Participant is to receive certain stock options to purchase shares of the Corporation's common stock.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth later in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

         SECTION 1. GRANT OF INITIAL OPTION. Subject to the terms and conditions set forth below in this Agreement, the Corporation hereby grants to Participant an option (the "Option"), exercisable from and after this date, to purchase Twenty Thousand (20,000) shares of the Corporation's common stock ("Shares") at a price of Six Dollars and Seventy-Five Cents ($6.75) per share ("Exercise Price").

         SECTION 2. GRANT OF FUTURE OPTIONS. Subject to Participant's continued employment or termination without cause in accordance with the terms and conditions of the Employment Agreement, Participant shall have the right to purchase Ten Thousand (10,000) additional Shares on each of the dates set forth below:

         February 1, 1998

         February 1, 1999

         February 1, 2000

The Exercise Price for the Shares shall in each instance be the fair market value of the Shares as determined by the Board of Directors of the Corporation.

         SECTION 3.     EFFECT OF STOCK SPLIT; DURATION OF OPTIONS.
Participant hereby acknowledges that the number of Shares which he may purchase under the options granted herein reflects the Corporation's effectuation of a two-for-one split of its common stock prior to the exercise of any such option. In the event such split does not occur, all Share amounts will be reduced to reflect the Corporation's then existing capital structure. The Initial Option shall be effective during the period commencing as of the date of this Agreement and the Future Options will be effective as of the date of grant set forth in the preceding table. The Options will end on the earliest of (i) the date all the Shares are purchased pursuant to the terms of this Agreement or (ii) the date of the termination of employment of the Participant "for cause" (as defined in Section 11 of the Employment Agreement) or (iii) three (3) years after the date of grant. In the event of a merger or consolidation to which the Corporation is a party (other than as the surviving entity), or any other sale or transfer of a majority of the outstanding shares of the Common Stock of the Corporation, or any transfer of all or substantially all of the assets of the Corporation, or of the Corporation's liquidation or dissolution, the Corporation shall give the Participant at least ten (10) days' prior written notice of any event of this type and the Option, to the extent that it is still in force and has not been exercised, shall be accelerated, and the Participant may purchase any or all of the Shares before the occurrence of any event of this type, and, to the extent that the Option shall not be exercised, it shall expire upon any event of this type becoming effective. Upon the expiration of that period of the Option, the Option shall have no further effect, and the Participant shall have no further rights in or under the Option or to the Shares that shall not have been purchased at that time pursuant to the Option.

         SECTION 4.     EXERCISE OF OPTION.

         a. Notwithstanding anything contained in this Agreement to the contrary, the Option may be exercised only in amounts of one hundred (100) Shares or multiples of one hundred (100); provided, however, that this restriction shall not apply to the purchase by the Participant of all Shares that are the subject of the Option that have not previously been purchased by the Participant and as to which the Participant shall be otherwise entitled to purchase. The Option may be exercised only if compliance with all applicable federal and state securities laws can be effected and only by (i) the Participant's completion, execution, and delivery to the Corporation of a notice of exercise and "investment letter" in the forms supplied by the Corporation, and (ii) the payment to the Corporation, as provided in Section 3(b) of this Agreement, of an amount equal to the amount obtained by multiplying the Exercise Price by the number of Shares being purchased pursuant to that exercise, as shall be specified by the Participant in that notice of exercise. Notwithstanding any other provision of this Agreement, the Option shall not be exercisable, in whole or in part, while there is outstanding, within the meaning of
    Section 422A(c)(7) of the Internal Revenue Code of 1986, as amended ("Code"), any other stock option, as defined in Section 422A(b) of the Code, that was granted, before the granting of that Option, to the Participant to purchase stock in the Corporation. The Option or any of the rights under the Option may be exercised by the Participant only and may not be transferred or assigned, voluntarily, involuntarily, or by operation of law including, without limitation, the laws of bankruptcy, intestacy, descent and distribution, and succession.

         b. Payment of the amount determined pursuant to Section 3(a) of this Agreement shall be made by check.

         c. Upon the exercise of the Option by the Participant, or as soon thereafter as is practicable, the Corporation shall issue and deliver to the Participant a certificate or certificates evidencing the number of Shares the Participant has elected to purchase. The certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate investment legend, any legend required by federal or state securities laws, rules, or regulations, and (if applicable) a legend referring to the restrictions provided under this Agreement and under the Plan. Upon the exercise of the Option and the issue of the certificate or certificates, the Participant shall have all the rights of a stockholder with respect to those Shares and to receive all dividends or other distributions paid or made with respect to those Shares; provided, however, that those Shares shall be subject to the restrictions under this Agreement and in the Plan. In the event of a merger or consolidation to which the Corporation is a party (other than as the surviving entity), any other sale or transfer of a majority of the outstanding shares of Common Stock of the Corporation, or any transfer of all or substantially all of the assets of the Corporation, the acquiring corporation alone shall determine whether the stock of the acquiring corporation so received, if any, shall be subject to the restrictions set forth in this Agreement.

         d. A Participant may elect to pay all or a part of the Exercise Price of the Shares by having the Corporation withhold from the Shares, the number of shares having a fair market value equal to the aggregate Option Exercise Price for the Shares with respect to which such election is made.

         SECTION 5.     RESTRICTIONS ON TRANSFER OF SHARES.

         a. The Participant hereby covenants and agrees that any Shares acquired pursuant to the exercise of the Option shall be acquired solely for investment and not for resale or other distribution.

         b. Except as otherwise provided in this Agreement or in the Plan, neither the Option nor any Shares shall or may be sold, exchanged, delivered, assigned, bequeathed or given, pledged, mortgaged, hypothecated or otherwise encumbered, transferred or permitted to be transferred, or otherwise disposed of, whether voluntarily, involuntarily, or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution, and succession).

         SECTION 6. CHANGES IN CAPITAL STRUCTURE. The number of Shares held by the Participant shall be adjusted in any manner for (i) a division or combination of any of the outstanding shares of common stock of the Corporation,
(ii) a dividend payable in shares of common stock of the Corporation, (iii) a reclassification of any outstanding shares of common stock of the Corporation, or (iv) any other change of a similar nature in the capital structure of the Corporation.

         SECTION 7. RIGHTS BEFORE EXERCISE. The Participant shall not have an equity interest in the Corporation or any voting, dividend, liquidation, or dissolution rights with respect to any capital stock of the Corporation solely by reason of having an Option or having executed this Agreement. Furthermore, prior to the exercise of the Option, as set forth in Section 3(a) of this Agreement, the Participant shall not have an interest in, or any voting, dividend, liquidation, or dissolution rights with respect to, the Shares.

         SECTION 8. TERMS AND CONDITIONS OF PLAN. The terms and conditions included in the Plan are incorporated by reference in this Agreement, and, to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

         SECTION 9. HEADINGS. The headings and other captions contained in this Agreement are for convenience and reference only and shall not be used in interpreting, construing, or enforcing any of the provisions of this Agreement.

         SECTION 10. ENTIRE AGREEMENT. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties to this Agreement with respect to the Option and the Shares, and there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, between them with respect to the Option or the Shares other than as set forth in this Agreement. Any and all prior agreements between the parties to this Agreement with respect to any stock purchase rights or stock option rights regarding the shares of capital stock of the Corporation are hereby revoked. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the Option and the Shares.

         SECTION 11. NOTICES. Any and all notices provided for in this Agreement shall be addressed: (i) if to the Corporation, to the principal executive office of the Corporation; and (ii) if to the Participant, to the address of the Participant as reflected on the records of the Corporation.

         SECTION 12. INVALID OR UNENFORCEABLE PROVISIONS. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if those invalid or unenforceable provisions were omitted.

         SECTION 13. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of Minnesota.

         SECTION 14. MODIFICATIONS Any modification of this Agreement must be written and signed by the parties to this Agreement to be valid; provided, however, that the Participant covenants and agrees to execute any amendment to this Agreement that shall be required or desirable (in the opinion of the Corporation or its counsel) to comply with any rule or regulation promulgated or proposed under the Code by the Internal Revenue Service.

         THE SECURITIES REPRESENTED HEREBY ARE ISSUED WITHOUT REGISTRATION
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND UPON REPRESENTATION OF THE HOLDER HEREOF THAT SAID SECURITIES ARE BEING HELD FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION THEREOF, AND NO SALE, TRANSFER, OR OTHER DISPOSITION MAY BE MADE EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF THE ACT.

         IN WITNESS WHEREOF, the Corporation and the Participant have executed this Agreement as of the day and year first above written.


                             CHOICETEL COMMUNICATIONS, INC.,
                             a Minnesota corporation


                             By
                                ----------------------------------------------
                                  Jack Kohler, Vice President and Chief
                                  Financial Officer


                             PARTICIPANT:


                                ----------------------------------------------
                                               Dustin Elder


                                         2745 Colfax Avenue South
                             -------------------------------------------------
                                              (Address)


                                         ###-##-####
                             -------------------------------------------------
                                  (Social Security Number)